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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 1, 1994, included in the Lukens Inc. Annual Report on Form 10-K for the year ended December 25, 1993 and to all references to our Firm included in this registration statement.

                                            Arthur Andersen & Co.

Philadelphia, Pa.
May 17, 1994